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As filed with the Securities and Exchange Commission on June 29, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	99-3296648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1710 Gilbreth Road
Suite 301
Burlingame, CA 94010
(650) 409-2020
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

W. Scott Harkonen, M.D.
Chief Executive Officer and President
InterMune, Inc.
1710 Gilbreth Road
Suite 301
Burlingame, CA 94010
(650) 409-2020
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Robert L. Jones, Esq. Suzanne Sawochka Hooper, Esq. Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306 (650) 843-5000	Jonathan L. Kravetz, Esq. Edward P. Gonzales, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /x/ 333-62274

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $.001 par value	845,896(1)	$32.00	$27,068,672	$6,767.17

Convertible subordinated notes	—	—	$5,750,000(2)	$1,437.50

Common stock, $.001 par value	(3)	—	—	—

Total	—	—	$32,818,672	$8,204.67

(1)
Includes 95,896 shares that the Underwriters will have the option to purchase solely to cover over-allotments, if any.
(2)
Includes $750,000 principal amount of convertible subordinated notes that the Underwriters will have the option to purchase solely to cover over-allotments, if any. Calculated pursuant to Rule 457(o).
(3)
Pursuant to Rule 457(i) of the Securities Act, such indeterminate number of shares of common stock as are issuable upon conversion of the convertible subordinated notes.

EXPLANATORY NOTE

    This registration statement is being filed in order to register additional shares of Common Stock and an additional principal amount of convertible subordinated notes of InterMune, Inc. for offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended. A Registration Statement on Form S-3 (File No. 333-62274, as amended (the "Prior Registration Statement")), was declared effective by the Securities and Exchange Commission on June 28, 2001. The contents of the Prior Registration Statement are hereby incorporated by reference.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)  EXHIBITS.

Exhibit Number	Description Of Document
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

II–1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on June 28, 2001.

INTERMUNE, INC.
By:	/s/ TIMOTHY P. LYNCH Timothy P. Lynch Vice President and Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
* W. Scott Harkonen	President and Chief Executive Officer and Director (principal executive officer)	June 28, 2001
/s/ TIMOTHY P. LYNCH Timothy P. Lynch	Vice President and Chief Financial Officer (principal financial and accounting officer)	June 28, 2001
* Edgar Engleman	Director	June 28, 2001
* James I. Healy	Director	June 28, 2001
* Wayne T. Hockmeyer	Director	June 28, 2001
* Jonathan S. Leff	Director	June 28, 2001
* Jay P. Shepard	Director	June 28, 2001

II–2

* Nicholas J. Simon	Director	June 28, 2001
*	/s/ TIMOTHY P. LYNCH Timothy P. Lynch Attorney-in-Fact

II–3

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX